As filed with the Securities and Exchange Commission on October 29, 2019	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RESONANT INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	45-4320930 (I.R.S. Employer Identification No.)

175 Cremona Drive, Suite 200

Goleta, California 93117

(805) 308-9803

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Holmes

Chief Executive Officer

Resonant Inc.

175 Cremona Drive, Suite 200

Goleta, California 93117

(805) 308-9803

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (2)(3)	Proposed maximum offering price per security (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.001 per share	2,766,798 shares	$2.10	$5,810,275.80	$754.17

(1)                The shares being registered hereunder consist of 2,766,798 shares of common stock that may be sold from time to time by the selling stockholder.

(2)                Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)                Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low per share prices of the registrant’s common stock as reported on The Nasdaq Capital Market on October 28, 2019.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2019

PROSPECTUS

2,766,798 Shares
Common Stock

This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 2,766,798 shares of our common stock by the selling stockholder identified in this prospectus or a supplement hereto. These shares consist of shares of our common stock that we issued to the selling stockholder pursuant to a private placement of our common stock.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholder. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RESN.” On October 28, 2019, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.09.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               .

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may offer from time to time up to an aggregate of 2,766,798 shares of common stock in one or more offerings.

The registration statement of which this prospectus is a part is being filed in accordance with the registration rights agreement, dated as of July 31, 2019, by and among Resonant Inc. and the stockholders party thereto, which includes the selling stockholder.  Pursuant to the registration rights agreement, we have agreed to indemnify and hold harmless, to the extent permitted by law, the selling stockholder and each of such selling stockholder’s officers, directors, members, managers, employees and agents, successors and assigns, and each other person, if any, who controls such selling stockholder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), from and against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Resonant” refer to Resonant Inc. and its subsidiaries.

RESONANT INC.

Resonant is a late-stage development company that has created an innovative software, intellectual property, or IP, and services platform that has the ability to increase designer efficiency, reduce the time to market and lower unit costs in the designs of filters for radio frequency, or RF, front-ends for the mobile device industry.  The RF front-end, or RFFE, is the circuitry in a mobile device responsible for analog signal processing and is located between the device’s antenna and its digital circuitry.  The software platform we continue to develop is based on fundamentally new technology that we call Infinite Synthesized Networks®, or ISN®, to configure and connect resonators, the building blocks of RF filters.  Filters are a critical component of the RF front-end used to select desired radio frequency signals and reject unwanted signals.  Our ISN® platform allows us to develop unique, custom designs that address the increasing complexity of the RFFE due to increasing bandwidth requirements, such as by using carrier aggregation (the combining of multiple frequencies into a single data stream to increase throughput through higher data rates), or CA, by both reducing the size of the filter and improving performance.  Our goal is to utilize our ISN® platform to support our customers in reducing their time to develop complex filter and module designs, to access new classes of filter designs, and to do it more cost effectively. Additionally, our ISN® platform has allowed us to expand our customer focus beyond just filter manufacturers by enabling a new class of customer - fabless filter manufacturers. These companies do not have their own internal filter fabrication facility, or Fab, and typically already would be supplying other products in the RFFE to the original equipment manufacturers (OEMs), and, as a result do not require a protracted new vendor qualification process in order to supply parts. Through our existing customer relationships, we are able to leverage our ISN® tools to deliver cutting edge filter designs to these fabless filter manufacturers. In the second quarter of 2018, we deployed the first-ever module of our ISN® tool for evaluation, the PMTx®, designed to significantly improve design and fabrication turn times by improving fabrication process control.

We are commercializing our technology through the creation of filter designs that address the problems in the high growth RFFE industry created by the growing number of frequency bands in mobile devices. The worldwide adoption of Long Term Evolution, or LTE, as the global standard, and the use of mobile devices to access the Internet, has resulted in massive proliferation of frequency bands which, when combined with CA for higher data rates and multiple input multiple output, or MIMO, has resulted in an ever-increasing number and complexity of filters in the RFFE. We have developed and continue to expand a series of single-band designs for frequency bands presently dominated by larger and more expensive bulk acoustic wave, or BAW, filters.  We are also developing multiplexer filter designs for two or more bands to address the CA requirements of our customers. We are using our ISN® platform to efficiently integrate these designs into RF modules for our module customers. Finally, we are developing unique filter designs, enabled by ISN®, to replace multiple filters and associated componentry for many bands, with higher performance. Currently, we are leveraging ISN® to develop these designs targeted for either the Surface Acoustic Wave (SAW) or Temperature Compensated, Surface Acoustic Wave (TC-SAW) manufacturing processes. In 2018 we further extended ISN® for BAW designs, which has resulted in our invention of a unique resonator structure that we call XBAR™, which exhibits performance parameters suitable for 5G applications - high frequency operation, large bandwidth and high power reliability. Our success with XBAR™ is dependent on our ability to develop high frequency filters utilizing these resonator structures that are successfully adopted by our targeted customers, which will be determined by our ability to show improved performance over competing products or significantly reduce the size and cost of their products.

We believe licensing our designs is the most direct and effective means of validating our ISN® platform and related IP libraries to address this rapidly growing market.  Our target customers make part or all of the RFFE.  We intend to retain ownership of our designs, and we expect to be compensated through license fees and royalties based on sales of RFFE filters that incorporate our designs and leverage our ISN® platform.

We were incorporated in Delaware in January 2012. Our principal executive offices are located at 175 Cremona Drive, Suite 200, Goleta, California 93117, and our telephone number at this location is (805) 308-9803.  Our website address is www.resonant.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•                  our ability to fund our planned operations and implement our business plan;

•                  the status of filter designs under development;

•                  the prospects for licensing filter designs upon completion of development;

•                  plans for other filter designs not currently in development;

•                  potential customers for our designs;

•                  the timing and amount of future royalty streams;

•                  our plans regarding the use of proceeds from our equity financings and the expected duration of our capital resources;

•                  our plans regarding future financings;

•                  our hiring plans;

•                  the impact of our designs on the mobile device market;

•                  our business strategy;

•                  our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•                  the timing and success of our plan of commercialization;

•                  our dependence on growth in our customers’ businesses;

•                  our customers’ success in marketing products incorporating our designs to their customers;

•                  the effects of market conditions on our stock price and operating results;

•                  our ability to maintain our competitive technological advantages against competitors in our industry and the related costs associated with defending intellectual property infringement and other claims;

•                  our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

•                  our ability to introduce new filter designs and bring them to market in a timely manner;

•                  our ability to maintain, protect and enhance our intellectual property;

•                  our expectations concerning our relationships with our customers and other third parties and our customers’ relationships with their manufacturers and customers;

•                  the attraction and retention of qualified employees and key personnel;

•                  future acquisitions of or investments in complementary companies or technologies; and

•                  our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus.  Before deciding to purchase our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value, and 3,000,000 shares of preferred stock, $0.001 par value. As of October 28, 2019, there were 32,534,699 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law.  For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. Shares of our common stock outstanding, and to be issued, are, and will be, fully paid and non-assessable.  Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue up to 3,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Shares of our preferred stock, if issued, will be fully paid and non-assessable.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series, including:

•                  the title and stated value;

•                  the number of shares of such series;

•                  the liquidation preference per share;

•                  the purchase price;

•                  the dividend rate, period and payment date and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•                  voting rights, if any, of the preferred stock;

•                  preemptive rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-takeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our certificate of incorporation and bylaws contain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market place of our common stock.

Our certificate of incorporation limits the personal liability for monetary damages for breach of fiduciary duty of our directors to Resonant and our stockholders to the fullest extent permitted by the Delaware General Corporation Law. The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty.

Our certificate of incorporation provides that all stockholder action must be effected at a meeting of stockholders and not by a consent in writing. In addition, our certificate of incorporation and bylaws provide that, except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to call a special meeting of the holders of such series, special meetings of stockholders of Resonant may be called only by the board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). Finally, our bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals.

Delaware Law. We are subject to Section 203 of DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•                  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•                  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of Resonant may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited, P.O. Box 30170, College Station, TX 77842, and its telephone number is (800) 368-5948.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “RESN.”

SELLING STOCKHOLDER

Private Placement Financing

On July 31 2019, we entered into a securities purchase agreement with Murata Electronics North America, Inc. (“Murata”), an affiliate of Murata Manufacturing Co., Ltd. and a selling stockholder pursuant to this prospectus, which agreement was subsequently joined by 10 additional institutional and individual accredited investors (the “Initial Investors” and, collectively with Murata, the “Investors”), which purchase agreement provided for the sale by us of an aggregate of 3,960,560 shares of common stock at a price of $2.53 per share, for gross proceeds of approximately $10.0 million before financial advisor fees and transaction expenses.

We consummated the initial closing of the private placement with the Initial Investors on August 9, 2019 for 1,193,762 shares, and gross proceeds of approximately $3.0 million (the “Initial Closing”).  We consummated the second closing of the private placement with Murata on September 30, 2019 for 2,766,798 shares, and gross proceeds of approximately $7.0 million, following the satisfaction of additional closing conditions, including the execution of a definitive multi-year commercial agreement that provides Murata Manufacturing Co., Ltd., an affiliate of Murata, with rights to multiple designs utilizing the Company’s technology (the “Second Closing”).

In connection with the private placement, we entered into a registration rights agreement, dated July 31, 2019, with the Investors, pursuant to which we agreed to register for resale by the Investors the shares of common stock purchased by the Investors pursuant to the securities purchase agreement.  We committed to file a registration statement within 45 days following the Initial Closing, with respect to the shares of common stock purchased at the Initial Closing, and to cause the registration statement to become effective no later than 150 days following the Initial Closing.  We also committed to file a registration statement within 30 days following the Second Closing, with respect to the shares of common stock purchased at the Second Closing, and to cause the registration statement to become effective no later than 90 days following the Second Closing.  The registration rights agreement provides for liquidated damages upon the occurrence of certain events, including our failure to file a registration statement or cause it to become effective by the deadlines set forth above.  The amount of liquidated damages payable to an affected Investor would be 1.0% of the aggregate amount invested by such Investor, and an additional 1.0% of the aggregate amount invested by such Investor for each 30-day period during which the default continues.  Pursuant to the registration rights agreement, we filed a registration statement on Form S-3 (File No. 333-233570) with the SEC on August 30, 2019 registering the resale by the Initial Investors of the shares of common stock purchased at the Initial Closing, which was declared effective on September 12, 2019, and we filed the registration statement of which this prospectus is a part with the SEC to register the resale by Murata of the shares of common stock purchased at the Second Closing.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc., acted as a non-exclusive financial advisor to us in the financing.  For its services as financial advisor, we paid National Securities Corporation a cash fee of $20,000.

The Initial Investors in the private placement include Daniel Landry, Robert Clifford, Ankur Desai, Kevin Blair and Christopher Jennings (or their affiliated entities), each of whom is an associated person of National Securities Corporation and acquired securities for their own account.

Selling Stockholder Table

The following table sets forth for each selling stockholder, the name, the number and percentage of shares of common stock beneficially owned as of October 28, 2019, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number and percentage of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock, and is based upon information provided to us by each selling stockholder for use in this prospectus. The information presented in the table is based on 32,534,699 shares of our common stock outstanding on October 28, 2019.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  For purposes of the table below, shares of common stock issuable pursuant to options and restricted stock units held by a selling stockholder that can be acquired within 60 days of October 28, 2019, and shares of common stock issuable pursuant to warrants held by a selling stockholder without regard to restrictions on exercise, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding the securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

	Shares Beneficially Owned		Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	Percentage	Sold Hereunder	Number	Percentage

Murata Electronics North America, Inc. (1)	2,766,798	8.5%	2,766,798	0	*

*                       Represents beneficial ownership of less than one percent.

(1)               Consists of 2,766,798 shares of common stock.  David Kirk, President and Chief Executive Officer of Murata Electronics North America, Inc., exercises voting and investment authority over the shares held by this selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•                  a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify Murata against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with Murata to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California.

EXPERTS

The consolidated balance sheets of Resonant Inc. as of December 31, 2018 and 2017, and the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows of Resonant Inc. for each of the two years in the period ended December 31, 2018, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Crowe LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-36467):

•                  our Annual Report on Form 10-K for our fiscal year ended December 31, 2018 (filed on March 14, 2019);

•                  our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 31, 2019 (filed on May 8, 2019) and June 30, 2019 (filed on August 8, 2019);

•                  our Current Reports on Form 8-K, dated January 24, 2019 (filed on January 29, 2019); dated June 11, 2019 (filed on June 12, 2019); dated July 31, 2019 (other than Item 2.02 and Exhibit 99.2) (filed on August 6, 2019); dated August 9, 2019 (filed on August 14, 2019); and dated September 30, 2019 (filed on October 4, 2019); and

•                  the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on May 27, 2014, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents.  You should direct any requests for copies to:  Investor Relations, Resonant Inc., 175 Cremona Drive, Suite 200, Goleta, California 93117; telephone number (805) 308-9803.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                                         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the offering of the securities being registered.  All amounts are estimates, except the SEC registration fee.

SEC registration fee	$755
Accounting fees and expenses	$10,000
Legal fees and expenses	$5,000
Transfer Agent fees and expenses	$2,000
Printing and related fees	$5,000
Miscellaneous	$2,245
Total	$25,000

ITEM 15.                                         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s Certificate of Incorporation, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Section 8.1 of the Registrant’s Certificate of Incorporation, as amended, provides:

“To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.”

The Registrant’s Certificate of Incorporation, as amended, and Bylaws, as amended, provide for indemnification of officers and directors to the fullest extent permitted by Delaware law.  In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the Bylaws.

The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against any of them and expense incurred by any of them in any capacity, subject to certain exclusions.

ITEM 16.                                         EXHIBITS.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Herewith
1.1	Form of Underwriting Agreement					(1)
3.1.1	Amended and Restated Certificate of Incorporation	8-K	001-36467	3.1	June 5, 2014
3.1.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-36467	3.1	June 12, 2019
3.2	Amended and Restated Bylaws	8-K	001-36467	3.2	June 5, 2014
4.1	Specimen of common stock certificate	S-1/A	333-193552	4.1	April 11, 2014
5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
10.1	Securities Purchase Agreement, dated July 31, 2019, among the Registrant and the investors identified therein	8-K	001-36467	10.1	August 6, 2019
10.2	Registration Rights Agreement, dated July 31, 2019, among the Registrant and the investors identified therein	8-K	001-36467	10.2	August 6, 2019
23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
23.2	Consent of Crowe LLP					X
24.1	Power of Attorney (included on signature page)					X

(1)         To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on October 29, 2019.

RESONANT INC.

By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints George B. Holmes and Martin S. McDermut, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ George B. Holmes	Chief Executive Officer and Chairman of the Board	October 29, 2019
George B. Holmes	(Principal Executive Officer)

/s/ Martin S. McDermut	Chief Financial Officer and Secretary	October 29, 2019
Martin S. McDermut	(Principal Financial and Accounting Officer)

/s/ Rubén Caballero	Director	October 29, 2019
Rubén Caballero

/s/ Michael Fox	Director	October 29, 2019
Michael Fox

/s/ Alan Howe	Director	October 29, 2019
Alan Howe

/s/ Jack Jacobs	Director	October 29, 2019
Jack Jacobs

/s/ Josh Jacobs	Director	October 29, 2019
Josh Jacobs

/s/ Jean Rankin	Director	October 29, 2019
Jean Rankin

/s/ Robert Tirva	Director	October 29, 2019
Robert Tirva

S-1